CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Windswept Environmental Group, Inc.
Bay Shore, New York


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 1998, relating to the consolidated financial statements of Windswept Environmental Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended April 30, 1998.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP


Melville, New York
August 17, 1998